UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 01, 2025

Parsons Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-07782	95-3232481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14291 Park Meadow Drive, Suite 100
Chantilly, Virginia		20151
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 988-8500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	PSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Election of Directors.

On December 1, 2025, the Parsons Corporation Board of Directors unanimously elected to appoint Robert H. Smith to serve on the Board effective December 1, 2025. The Board also unanimously approved increasing the size of the Board to 12 members. Mr. Smith was appointed as a Class I director, with an initial term expiring at the 2026 annual meeting of stockholders of the Corporation.

The election of Mr. Smith continues Parsons’ commitment to a strong Board of Directors with diverse and valuable backgrounds that align with the Corporation’s strategic priorities.

Mr. Smith serves as a senior advisor to the Department of War’s Office of Secretary of War as an inaugural member of Business Operators for National Defense programs. He previously served as Chief Executive Officer for Blue Origin from 2017 through January 2024 where he was responsible for business strategy, sales, operations and development of the New Shepard suborbital human-rated launch vehicle, all Blue Origin engine product lines, the New Glenn orbital launch vehicle and its infrastructure, as well as all Blue Origin U.S. Government space programs. Prior to Mr. Smith’s role at Blue Origin, he served as President of the Mechanical Systems and Components business unit for Honeywell Aerospace and was Chairman of the National Technology and Engineering Solutions for Sandia LLC, the operating company for the largest U.S. national laboratory (Sandia National Laboratory). Mr. Smith has served on the Parsons Corporation Strategic Advisory Board since April 2024.

Pursuant to the Corporation’s Non-Employee Director Compensation Policy, Mr. Smith will be entitled to receive cash and equity compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parsons Corporation

Date:	December 3, 2025	By:	/s/ Michael R. Kolloway
Michael R. Kolloway Chief Legal Officer